SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 18, 2002

ACCEPTANCE INSURANCE COMPANIES INC.
(Exact name of registrant as specified in its charter)

                                      Delaware                        1-7461                            31-0742926
                              (State of Incorporation)   (Commission File Number)      (IRS Employer
                                                                                                                Identification Number)

535 West Broadway
Council Bluffs, Iowa 51503
(Address of Principal Executive Offices)
(Zip Code)

Registrant's Telephone Number, Including Area Code:
(712) 328-3918

   __________

Not applicable
(Former name or former address, if changed since last report)

ACCEPTANCE INSURANCE COMPANIES INC.
ANNOUNCES LOSSES AND LETTER OF INTENT

For Immediate Release

        (Council Bluffs, Iowa—November 18, 2002) Acceptance Insurance Companies Inc. (NYSE:AIF) today reported an estimated after-tax net loss of $131.0 million, or $9.23 per share, for the third quarter of 2002, including the previously reported loss from crop insurance underwriting and operations of approximately $62.2 million. For the third quarter of 2001, the Company reported a net loss of $9.5 million, or $0.66 per share.

        For the nine-month period ended September 30, 2002 the Company reported an estimated after-tax net loss of $140.5 million, or $9.78 per share. Through the first nine months of 2001 Acceptance had a net loss of $14.2 million, or $0.99 per share.

        The estimated loss is due primarily to a widespread drought and other abnormal growing conditions throughout the Company’s area of operations. Due to the nature of several crop revenue insurance products, in which indemnity amounts are based on commodity market prices in the fourth quarter as well as yields, and also due to the significance of such products as a percentage of the Company’s Multiple Peril Crop Insurance (MPCI) business, the Company historically has recorded its initial estimate of profit or loss for MPCI and related products in the fourth quarter. Because of the significance of expected and known losses thus far for the 2002 crop year, however, the Company has recorded its initial estimate of losses and underwriting expenses for MPCI and related products in the third quarter of 2002. Because of the extraordinary reported and expected volume and severity of crop insurance claims in 2002, however, the Company expects its MPCI operations will result in minimal, if any, payments from the Federal Crop Insurance Corporation under the profit-sharing formula established by law and administered by the Risk Management Agency. As a result, the Company has recognized MPCI reinsurance and underwriting expenses through September 30, 2002 of approximately $60.7 million. Therefore, the Company recorded a loss from crop insurance underwriting and operations for the three months ended September 30, 2002 of approximately $62.2 million.

        The anticipated loss will materially reduce the statutory capital of American Growers Insurance Company, the Company’s wholly owned crop insurance subsidiary. Because future profitability also is unlikely, the Company established a 100% valuation allowance against its deferred tax asset in the amount of $68.6 million. In addition, the Company will incur a loss on a multi-year reinsurance agreement of approximately $21.4 million and recognize the impairment of certain intangible assets totaling approximately $5.7 million. These reductions are all included in the third quarter and estimated year to date results announced today due to the uncertainty of the Company’s ability to operate in the agriculture segment in the future. The Company also is reviewing and expects to reduce the value of certain personal property and equipment used primarily in crop insurance operations when the outcome of the proposed transaction described below is known.

        Acceptance also announced today in a joint statement with Rain and Hail L.L.C. that the two companies and certain of their affiliates have signed a nonbinding Letter of Intent setting forth the preliminary terms for the Company’s potential sale of certain crop insurance assets to Rain and Hail and/or its affiliates. The Letter of Intent contemplates transfer by the Company of its MPCI policies, including policies for the 2003 Crop Year, and certain agreements between American Growers Insurance Company and independent crop insurance agents. The proposed sale is contingent upon several conditions, including the negotiation and execution of a definitive agreement, approval by the Boards of Directors of both companies and certain of their affiliates, and receipt of all required governmental approvals. There can be no assurance as to the final terms of the proposed transaction, that the conditions will be satisfied, or that the proposed transaction will be completed.

        The Company is reviewing other potential impacts of its crop insurance underwriting results and the proposed transaction on its operations. During the fourth quarter of 2002 and the first quarter of 2003 the Company expects it will terminate crop insurance underwriting operations and incur significant severance, benefit and other operational costs, which will be increased if the proposed transaction is not completed. Additionally, if the proposed transaction is not completed, the Company will likely establish significant additional allowances and recognize further impairment of certain intangible assets.

        During the third quarter, the Company’s property and casualty operations, now in runoff, generated an estimated loss of $6.1 million, including an addition to previous reserves of $5.4 million. The Company believes the crop insurance losses announced today will have no direct affect on Acceptance Insurance Company, the Company’s wholly owned property and casualty insurer, if the proposed transaction is completed in a manner generally consistent with the Letter of Intent.

        “While disappointed with the underwriting results triggered by the most severe and widespread drought in at least 50 years, we are even more disappointed that the capital-raising effort we began earlier this year has not resulted in a capital partnership for AmAg,” said John E. Martin, the Company’s President and Chief Executive Officer. “The Letter of Intent announced today is the result of our extensive efforts and those of our Financial Adviser, Philo Smith & Co. Completing the proposed transaction is the best result possible given this year’s drought, our capital position, current global insurance industry conditions, and the uncertainties inherent in the crop insurance business. We therefore look forward to serving our customer agents and farmers by completing this transaction and the rapid transition of our crop business.”

        In addition, the Company said it would defer interest payments on the Preferred Securities issued by AICI Capital Trust until not later than September 30, 2007 in accordance with the August 4, 1997 Indenture for its Junior Subordinate Debentures. As previously announced, the Company has notified the Securities and Exchange Commission and New York Stock Exchange of its intention to file its Form 10-Q for the third quarter results after November 14, 2002.

        This release includes forward-looking statements with respect to the expected future financial results of the Company’s property and casualty and crop insurance operations. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements, including factors noted in Acceptance’s Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended June 30, 2002, which are incorporated herein by this reference. The Company will not update or revise the forward-looking statements in this release even though the conditions or circumstances currently underlying those statements may materially change.

Contacts:

John E. Martin
President and Chief Executive Officer
Acceptance Insurance Companies Inc.
712 328 3918

Dwayne D. Hallman
Chief Financial Officer
Acceptance Insurance Companies Inc.
712 328 3918

ACCEPTANCE INSURANCE COMPANIES INC.
Three Months and Nine Months Ended September 30, 2002 and 2001
(in thousands except per share data)